# Matthew Diehl
**400 Quivas Street**
**Denver, CO 80204**

August 22, 2012

Dear Sir or Madam:

I, Matthew Diehl, hereby tender my resignation as President, Secretary, Treasurer and Director of Swingplane Ventures, Inc. effective immediately.

With regards,

Matthew Diehl